UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2007

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way

Foster City, California 94404

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 25, 2007, Joseph Cutts will no longer serve as Chief Operating Officer, or as an executive officer, of Electronics For Imaging, Inc. (the “Company”). He will continue with the Company in the position of Vice President, with new responsibilities to be determined.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 25, 2007, the Board of Directors approved an amendment to the Bylaws of the Company to provide that the Chairman of the Board shall be elected by the Board of Directors from among its non-employee members. The Bylaw amendment eliminated the requirement that the Chairman of the Board will be the Chief Executive Officer of the Company.

Item 8.01.	Other Events.

On June 29, 2007, the Company announced that the Special Committee of the Board of Directors has completed its independent investigation of the Company’s historical stock option granting practices and the actions the Company is taking in response to the findings and remedial recommendations of the Special Committee.

A copy of the press release relating to the foregoing is attached as Exhibit 99.1 to this report and is incorporated in this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of By-Laws dated June 29, 2007.

99.1	Press Release dated June 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 29, 2007	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of By-Laws dated June 29, 2007.

99.1	Press Release dated June 29, 2007.